Exhibit 99.2

Investor Contact:	Media Contact:
Arthur Shannon	Lainie Keller
arthur.shannon@bauschhealth.com	lainie.keller@bauschhealth.com
(514) 856-3855	(908) 927-1198
(877) 281-6642 (toll free)

BAUSCH HEALTH ANNOUNCES PRICING OF PRIVATE OFFERING OF SENIOR NOTES

LAVAL, Quebec, Dec. 17, 2019 — Bausch Health Companies Inc. (NYSE/TSX: BHC) (“Bausch Health” or the “Company”) announced today that it has priced its previously announced offering of $1,250,000,000 aggregate principal amount of 5.000% senior notes due 2028 (the “2028 Notes”) and $1,250,000,000 aggregate principal amount of 5.250% senior notes due 2030 (the “2030 Notes” and, together with the 2028 Notes, the “Notes”). The aggregate size of the offering of the Notes is $2,500,000,000, which reflects an increase of $1,250,000,000 from the previously announced offering size of $1,250,000,000. The 2028 Notes will be sold to investors at a price of 100% of the principal amount thereof and the 2030 Notes will be sold to investors at a price of 100% of the principal amount thereof. Bausch Health intends to use the proceeds from the offering of the Notes, along with cash on hand, to finance amounts owed under the Company’s recently announced $1.21 billion settlement agreement (the “Settlement”) relating to the U.S. putative securities class litigation filed in the U.S. District Court for the District of New Jersey (which is subject to court approval), and redeem $1.24 billion aggregate principal amount of the Company’s outstanding 5.875% Senior Notes due 2023, as well as to pay related fees and expenses.

The Notes will be guaranteed by each of the Company’s subsidiaries that are guarantors under the Company’s credit agreement and existing senior notes. Consummation of the offering of the Notes is subject to various closing conditions, and there can be no assurance that the Company will be able to successfully complete this transaction on the terms described above, or at all.

The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. The Notes will be offered in the United States only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any offer and sale of the Notes in Canada will be made on a basis which is exempt from the prospectus requirements of such securities laws.

This news release is being issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Bausch Health

Bausch Health Companies Inc. (NYSE/TSX: BHC) is a global company whose mission is to improve people’s lives with our health care products. We develop, manufacture and market a range of pharmaceutical, medical device and over-the-counter products, primarily in the therapeutic areas of eye health, gastroenterology and dermatology. We are delivering on our commitments as we build an innovative company dedicated to advancing global health.

Forward-looking Statements

This news release may contain forward-looking statements, including, but not limited to, our financing plans, including the offering of the Notes and the details thereof, including the proposed use of proceeds therefrom, the pending Settlement and other expected effects of the offering of the Notes. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that the U.S. District Court for the District of New Jersey may not approve the Settlement, other risks related to our business, including risks related to our pending legal and governmental proceedings, legislative and policy efforts, actions by the U.S. Food and Drug Administration and other regulators, our substantial debt, uncertainties associated with acquisitions and product launches, particularly in light of our active consideration of acquisition opportunities within our core therapeutic areas, some of which could be sizable, and risks and uncertainties discussed in our most recent annual and quarterly reports and detailed from time to time in our other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which risks and uncertainties are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. We undertake no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, except as required by law.

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